Exhibit 24.2

CERTIFIED RESOLUTION

     FURTHER RESOLVED, that each officer and director of the Corporation who may be required to execute the Registration Statement hereby is authorized to execute a power of attorney nominating, constituting and appointing John A. Allison, Christopher L. Henson and M. Patricia Oliver, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated above, and to file with the SEC the Registration Statement and to file any and all amendments, including post-effective amendments on Form S-8 or other appropriate form, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated above to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the SEC;

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     THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of BB&T Corporation on the 23rd day of October, 2007.

By:	/s/ M. Patricia Oliver
M. Patricia Oliver
Secretary